David Rodli Law Offices 2001 South Russell P.O. Box 2190 Missoula, Montana 59806	www.davidrodli.com tel: (406) 721-0368 Fax: (406) 721-5022 dr@davidrodli.com

February 4, 2009

U. S. Securities And Exchange Commission
Attn: Division of Corporation Finance
Washington, D.C. 20549-7010

Re:	Grant Hartford Corporation Amendment 1 to Registration Statement on Form S-1 Filed December 22, 2008 File No. 333-155507

Dear Sirs/Ladies:

I serve as General Counsel for Grant Hartford Corporation and in that capacity have provided facts and expert opinions regarding certain of the Company's internal documentation.

I consent to the use of this letter as an exhibit to the Registration Statement on Form S-1.

Respectfully,

David Rodli